Exhibit 10.4

AUTHENTIDATE HOLDING CORP.

2011 Omnibus Equity Incentive Plan

Stock Option Certificate and Agreement

Date of Grant:	September 30, 2013	Option No. 2013-13(B)
Name of Optionee:	O’Connell Benjamin
Number of Shares:	300,000
Price Per Share:	$0.89
Expiration Date:	September 30, 2023

Effective on the date of grant specified above (the “Date of Grant”), the Board of Directors (“Board”), or the Stock Option Committee (“Committee”) designated by the Board, of Authentidate Holding Corp. (the “Company”) has granted to the above-named optionee (the “Optionee”) an option (the “Option”) to purchase from the Company, for the price per share set forth above, the number of shares (the “Shares”) of Common Stock, $.001 par value per share (the “Stock”) of the Company set forth above pursuant to the terms and conditions of the 2011 Omnibus Equity Incentive Plan (“Plan”) which is incorporated in this Option as though set forth in full. In the event of a conflict between the provisions of the Plan and this Option Agreement, the Plan shall control. In accordance with Section 12 of this Option Agreement, this Option is intended to be treated as an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

The terms and conditions of the Option granted hereby are as follows:

1. Terms of Grant. The number and price of the Shares subject to this Option shall be the number and price set forth above, subject to any adjustments which may be made pursuant to the terms of the Plan and this Option Agreement.

2. Exercisability. Subject to the terms and conditions set forth in this Option, this Option may be exercised to purchase the Shares covered by this Option in accordance with the provisions of this Section 2.

(a) An aggregate of 150,000 Shares covered by this Option shall vest in the event that the Company (or a subsidiary of the Company) executes firm sales contracts resulting in the sale, during the fiscal year ending June 30, 2014, of at least 8,000 units of the Company’s Telehealth Products (as such term is defined in the employment agreement between the Company and the Optionee, dated September 30, 2013, the “Employment Agreement”).

(b) An aggregate of 150,000 Shares covered by this Option shall vest in the event the Company achieves Cashflow Breakeven (as such term is defined in the Employment Agreement) prior to the end of the fiscal quarter ending March 31, 2014; provided, however, in the event that the Company achieves Cashflow Breakeven after the end of the fiscal quarter ending March 31, 2014, but prior to the end of the fiscal year ending June 30, 2014, then an aggregate of 100,000 Shares covered by this Option that shall vest.

(c) For purposes of clarity, it is agreed that the vesting of the Shares subject to Sections 2(a) and 2(b) may occur independent of each other and in the event that the vesting conditions set forth in either, but not both, of such provisions are satisfied, than the Shares for which the applicable vesting conditions have been satisfied shall vest without regard to whether the other vesting conditions have been satisfied. Unless the Option terminates earlier pursuant to the provisions of this Option or the Plan, this Option shall terminate and no Shares may be purchased after 5:00 p.m., New York time on the expiration date set forth above (the “Expiration Date”).

(d) Notwithstanding any other provision of this Option or the Employment Agreement to the contrary, but except as expressly provided in Sections 11.2 and 11.3 of the Employment Agreement, in the event that the vesting conditions set forth in Sections 2(a) and 2(b) of this Option Agreement are not satisfied as of the dates specified therein for determining such achievement, then the Options covered by Sections 2(a) and 2(b) shall be immediately void.

3. Continuous Service Requirement. Except as provided in Section 7 of this Option, this Option may not be exercised unless the Optionee is in the employ of the Company or one of its parent or subsidiary corporations (as within the meaning of Section 425(e) and (f) of the Code respectively) on the date of such exercise and shall have been such employee continuously since the Date of Grant of this Option.

4. Exercise Procedures. Subject to the terms and conditions set forth in this Option, to the extent vested, this Option is exercisable (in whole or in part) by a written notice signed by you and delivered to the Company at its executive offices, signifying your election to exercise this Option. The notice must state the number of Shares as to which your Option is being exercised, must contain a statement by you (in a form acceptable to the Company) that such Shares are being acquired by you for investment and not with a view to their distribution or resale (unless a Registration Statement covering the Shares has been declared effective by the Securities and Exchange Commission) and must be accompanied by the full purchase price of the Shares being purchased. The Option may be exercised only in multiples of whole Shares and no fractional Shares shall be issued. Payment shall be in cash, or by certified or bank cashier’s check payable to the order of the Company, free from all collection charges, provided, however, that payment may be made in shares of Mature Stock owned by the Optionee having a market value on the date of exercise equal to the aggregate purchase price, or in a combination of cash and Mature Stock. For the purposes of this provision, Mature Stock shall mean shares of the Company’s Common Stock that are owned by the Optionee for a minimum of six months prior to the date the Optionee exercises this Option. For these purposes, the market value per share of Mature Stock shall be: (i) if the Stock is traded on a national securities exchange, including the Nasdaq Stock Market (“Nasdaq”), the per share closing price of the Stock on the principal securities exchange on which they are listed or on Nasdaq, as the case may be, on the date of exercise (or if there is no closing price for such date of exercise, then the last preceding business day on which there was a closing price); or (ii) if the Stock is traded in the over-the-counter market and quotations are published on the Nasdaq quotation system, the closing bid price of the Stock on the date of exercise as reported by Nasdaq (or if there is no closing bid prices for such date of exercise, then the last preceding business day on which there was a closing bid price); or (iii) if the Stock is traded in the over-the-counter market but bid quotations are not published on Nasdaq, the closing bid price per share for the Stock as furnished by a broker-dealer which regularly furnishes price quotations for the Stock.

If notice of the exercise of this Option is given by the person or persons other than you, the Company may require, as a condition to the exercise of this Option, the submission to the Company of appropriate proof of the right of such person or person to exercise this Option.

Certificate for Shares so purchased will be issued as soon as practicable. The Company, however, shall not be required to issue or deliver a certificate for any Shares until it has complied with all requirements of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, any stock exchange on which the Company’s Stock may then be listed and all applicable state laws in connection with the issuance or sale of such Shares or the listing of such Shares on such exchange. Until the issuance of the certificate for such Shares, you or such other person as may be entitled to exercise this Option, shall have none of the rights of a stockholder with respect to Shares subject to this Option.

5. Delivery of Shares. As soon as practicable after the Company receives payment for the Shares, it shall deliver a certificate or certificates representing the Shares so purchased to the Optionee.

6. Non-Transferability. This Option is personal to the Optionee and during the Optionee’s lifetime may be exercised only by the Optionee or during the period that the Optionee is under a legal disability, by the Optionee’s guardian or legal representative. This Option shall not be transferable other than by will or the laws of descent and distribution. Notwithstanding the foregoing, the Optionee may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company, designate a third party who, in the event of the Optionee’s death, shall thereafter be entitled to exercise the Option.

7. Termination of Option.

(a) Except as may be otherwise provided herein, in the event that the Optionee ceases to be an employee of the Company or of any subsidiary for any reason other than permanent disability (as determined in accordance with the Employment Agreement) or death, this Option, including any unexercised portion thereof, which was otherwise exercisable on the date of termination, shall expire unless exercised within a period of three months from the date on which the Optionee ceased to be so employed, but in no event after the Expiration Date. Except as may be otherwise provided elsewhere herein, any portion of the Option that is not vested at the time the Optionee ceases to be an employee (or in the case of a consultant, ceases to provide services to the Company) shall immediately terminate. In the event of the death of Optionee during this three month period, this Option shall be exercisable by his or her personal representatives, heirs or legatees to the same extent that the Optionee could have exercised this Option if he or she had not died, for the three months from the date of death, but in no event after the Expiration Date.

(b) In the event of the permanent disability of Optionee while an employee of the Company or of any subsidiary, that portion of the Option which had become exercisable on the date of such permanent disability shall be exercisable for twelve (12) months after the date of permanent disability, but in no event after the Expiration Date. For purposes of this Agreement, “Disability” shall mean the Grantee’s becoming disabled within the meaning of Section 22(e)(3) of the Code, or as otherwise determined in accordance with the Employment Agreement. The Committee may require such proof of Disability as the Committee in its sole and absolute discretion deems appropriate and subject to the foregoing sentence, the Committee’s determination as to whether the Optionee has incurred a Disability shall be final and binding on all parties concerned.

(c) In the event of the death of the Optionee while an employee of the Company or any subsidiary, or during the twelve (12) month period after the date of permanent disability of the Optionee, that portion of the Option which had become exercisable on the date of death shall be exercisable by his or her personal representatives, heir or legatees at any time prior to the expiration of twelve (12) months from the date of the death of Optionee, but in no event after the Expiration Date.

(d) In the event the Optionee’s employment is terminated for Cause, Options granted and not exercised as of such termination shall terminate immediately and be null and void. For purposes of this Agreement, except as may otherwise be provided in a written employment or severance agreement between the Optionee and the Company, the term “Cause” shall have the meaning ascribed to it in the Plan.

(e) Notwithstanding the foregoing, however, the provisions of this Section 7 shall be superseded by the specific provisions, if any, of either (i) the Employment Agreement or (ii) such other written employment or severance or service agreement between the Optionee and the Company, which supersedes the Employment Agreement, to the extent such provision expressly provides that it is to apply to this Option. Further, it is hereby agreed that the provisions of Sections 11.2 and 11.3 of the Employment Agreement are binding as to the Shares covered by this Option, shall govern the vesting of the Shares covered by this Option to the extent set forth in such provisions, and shall supersede any contrary provisions set forth elsewhere herein.

8. No Rights to Employment. This Option does not confer on the Optionee any right to continue in the employ of the Company or interfere in any way with the right of the Company to determine the terms of the Optionee’s employment.

9. Adjustments. In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering, or any other change in the corporate structure or Stock of the Company, the Board shall make such adjustments, if any, in the number and kind of shares covered by this Option, or in the Option price, or both as is provided under the Plan. Notwithstanding any provision to the contrary, the Committee or the Board may cancel, amend, alter or supplement any term or provision of this Option to avoid the penalty provisions of Section 4999 of the Code.

10. Change in Control. In the event of a Change in Control (as defined in the Plan) and solely if the Optionee was an employee on the date of the Change of Control and is an employee on the date of termination (as contemplated below), to the extent the successor company (or a subsidiary or parent thereof) assumes or substitutes for the Option (in accordance with the relevant provisions of the Plan) on substantially the same terms and conditions (which may include providing for settlement in the common stock of the successor company (or a subsidiary or parent thereof)), if within 24 months following the date of the Change in Control the Grantee’s employment is terminated by the Company or a Subsidiary or the successor company (or a subsidiary or parent thereof) without Cause, this Option (subject to the limitations set forth in Section 2(d)) shall become fully vested and exercisable, and may be exercised by the Optionee for a period of up to 24 months following the date of termination (but in no event after the Expiration Date). In the event of a Change in Control (as defined in the Plan), to the extent the successor company (or a subsidiary or parent thereof) does not assume or substitute for the Option on substantially the same terms and conditions, as determined in accordance with the Plan (which may include settlement in the common stock of the successor company (or a subsidiary or parent thereof)), this Option (subject to the limitations set forth in Section 2(d)), if outstanding immediately prior to the Change in Control, shall (i) vest and become exercisable on the day immediately prior to the date of the Change in Control if the Optionee (A) is then serving as an employee or (B) was terminated without Cause as an employee, in connection with or in contemplation of the Change in Control and (ii) terminate on the date of the Change in Control. The provisions of this Section shall be superseded by the specific provisions, if any, of either (i) the Employment Agreement or (ii) such other written employment or severance or service agreement between the Optionee and the Company, which supersedes the Employment Agreement, to the extent such a provision provides a greater benefit to the Optionee.

11. Registration. This Option shall be subject to the requirement that if at any time the Board shall determine that the registration, listing or qualification of the Shares covered hereby upon any securities exchange or under any federal or state law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the granting of this Option or the purchase of the Shares, this Option may not be exercised unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board. The Board may require that the person exercising this Option shall make such representations and agreements and furnish such information as it deems appropriate to assure compliance with the foregoing or any other applicable legal requirements.

12. Tax Matters.

(a) The Option granted hereby is intended to qualify as an “incentive stock option” under Section 422 of the Code. Notwithstanding the foregoing, the Option will not qualify as an “incentive stock option,” among other events: (a) if the Optionee disposes of the Common Stock acquired pursuant to the Option at any time during the two-year period following the date of this Agreement or the one-year period following the date of any exercise of the Option; (b) except in the event of the Optionee’s death or disability (as defined in Section 22(e)(3) of the Code), if the Optionee is not employed by the Company at all times during the period beginning on the date of this Option and ending on the day that is three months before the date of any exercise of the Option; or (c) to the extent that the aggregate fair market value of the Common Stock subject to “incentive stock options” held by the Optionee which become exercisable for the first time in any calendar year (under all plans of the Company) exceeds

$100,000. For purposes of clause (c) above, the “fair market value” of the Common Stock shall be determined as of the Grant Date. To the extent that the Option does not qualify as an “incentive stock option”, it shall not affect the validity of the Option and shall constitute a separate non-qualified stock option. You are therefore urged to consult with your individual tax advisor prior to exercising this Option since the exercise of this Option may result in adverse tax consequences including the payment of additional federal and/or state income taxes.

(b) No Shares will be issued on exercise of the Option unless and until the Optionee pays to the Company, or makes satisfactory arrangements with the Company for payment of, any federal, state or local taxes which may be required by law to be withheld in respect of the exercise of the Option. The Optionee hereby agrees that the Company may withhold from the Optionee’s wages or other remuneration the applicable taxes. At the discretion of the Company, the applicable taxes may be withheld in kind from the Shares otherwise deliverable to the Optionee on exercise of the Option, up to the Optionee’s minimum required withholding rate or such other rate that will not trigger a negative accounting impact. Optionee agrees to notify the Company in writing within fifteen (15) days after the date of any disposition of any of the Shares issued upon exercise of the Option that occurs within the later of two (2) years after the Grant Date or within one (1) year after such Shares are transferred to the Optionee.

13. Notices. All notices hereunder to the Company shall be delivered or mailed to the following address:

Authentidate Holding Corp.

300 Connell Drive, 5th Floor

Berkeley Heights, NJ 07922

Attention: Chief Executive Officer

Such address for the service of notices may be changed at any time provided notice of such change is furnished in advance to the Optionee.

14. General Provisions.

(a) The Optionee shall not have any of the rights of a stockholder with respect to the Shares subject to this Option until such Shares have been issued upon the due exercise of the Option.

(b) The Company has no obligation to register with any governmental body or organization (including, without limitation, the U.S. Securities and Exchange Commission (“SEC”)) any of (a) the offer or issuance of any option, (b) any Shares issuable upon the exercise of any option, or (c) the sale of any Shares issued upon exercise of any option, regardless of whether the Company in fact undertakes to register any of the foregoing.

(c) If any provision of this Option Agreement shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction, such provision shall (i) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (ii) not affect any other provision of this Option Agreement or part thereof, each of which shall remain in full force and effect. The headings in this Option Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Option Agreement.

(d) This Option Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Delaware, other than its conflict of laws principles.

(e) This Option Agreement and the Plan contain the entire agreement between the parties with respect to the subject matter contained herein and may not be modified, except as provided in the Plan or in a written document signed by each of the parties hereto.

Signature page to Option Agreement follows.

IN WITNESS WHEREOF, this Option Agreement has been executed effective as of the Date of Grant.

AUTHENTIDATE HOLDING CORP.

By:
William A. Marshall,
Chief Financial Officer

ATTEST:

Corporate Secretary

OPTION EXERCISE FORM

TO:	Authentidate Holding Corp.

300 Connell Drive, 5th Floor

Berkeley Heights, NJ 07922

The undersigned holder hereby irrevocably elects to exercise the right to purchase                  shares of Common Stock covered by this Option Agreement according to the conditions hereof and herewith makes full payment of the Exercise Price of such shares.

Kindly deliver to the undersigned a certificate representing the Shares.

INSTRUCTIONS FOR DELIVERY

Name:
(please typewrite or print in block letters)

Address:

Dated:

Social Security/Tax ID No.

Signature

STATE OF	)
COUNTY OF	) SS.:

On this      day of             ,          before me personally came                      to me known and known to me to be the individual described in and who executed the foregoing instrument and (s)he acknowledged to me that (s)he executed the same.

Notary Public